Kinetik Reports Second Quarter 2023 Financial and Operating Results
•Generated second quarter net income of $71.7 million and Adjusted EBITDA1 of $208.0 million
•Achieved a new company record with quarterly gas processed volumes of 1.48 MMcfpd, up 10% quarter-over-quarter and up 25% year-over-year
•Executed gas gathering and processing agreement with a new customer in Lea County, New Mexico, fully supported by a multi-year minimum volume commitment
•Continue to track to the high end of the 2023 Adjusted EBITDA1 Guidance range of $800 million to $860 million
•2023 Capital Expenditures also expected at the top end of the Company’s Guidance range of $490 million to $540 million
•Issued Kinetik’s 2022 Sustainability Report highlighting the sustainability achievements of the Company
HOUSTON and MIDLAND, Texas, August 7, 2023 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended June 30, 2023.
Second Quarter 2023 Results and Commentary

For the three and six months ended June 30, 2023, Kinetik processed natural gas volumes of 1.48 Bcf/d and 1.42 Bcf/d, respectively, and reported net income including noncontrolling interest of $71.7 million and $76.0 million, respectively. Kinetik generated Adjusted EBITDA1 of $208.0 million and $395.5 million for the three and six months ended June 30, 2023, respectively, Distributable Cash Flow (“DCF”)1 of $144.0 million and $270.7 million for the three and six months ended June 30, 2023, respectively, and Free Cash Flow (“FCF”)1 of $(82.1) million and $(56.2) million for the three and six months ended June 30, 2023, respectively. The results were primarily driven by increased volumes across both the Midstream Logistics and Pipeline Transportation segments.

“Building off the momentum of a strong first quarter and our announced entry into New Mexico, we are pleased to report our second quarter 2023 results,” said Jamie Welch, Kinetik’s Chief Executive Officer and President. “Within our Midstream Logistics segment, processed gas volumes increased 10% quarter-over-quarter attributable to elevated producer turn-in-line activity and encouraging well results. This was despite the heat-related weather challenges faced across the Permian basin in May and June where record temperatures affected the ability of producers, utilities and service providers to maintain equipment run times and production.

“During the second quarter, we successfully executed several new gas gathering and processing agreements. Notably, one of these new commercial agreements is with a Lea County, New Mexico customer supported by a minimum volume commitment. This new multi-year agreement is expected to commence in the first quarter of 2024 following the in-service of our New Mexico system expansion. We continue to have constructive commercial discussions with several New Mexico producers and are excited for the opportunities to further expand our business. These recent commercial successes further reinforce the highly strategic value of the projects in our 2023 capital program. Following the completion of the New Mexico expansion, Delaware Link, and PHP expansion, we can offer New Mexico producers a ‘wellhead to Gulf Coast market’ solution on wholly- or partially-owned Kinetik infrastructure for both natural gas and natural gas liquids.

“As we enter the second half of the year, we forecast quarter-over-quarter Adjusted EBITDA1 growth at our Midstream Logistics segment attributable to expected higher gas processed volumes and improved commodity prices as compared to the first half of 2023. Within our Pipeline Transportation segment, we are excited about the previously announced projects which are expected to be placed in-service in the fourth quarter of 2023. Taken together, our outlook is tracking towards the high end of our 2023 Adjusted EBITDA1 Guidance Range and at the top end of our 2023 Capital Expenditures range. In addition, the Free Cash Flow1 outlook for 2024 remains robust as significant year-on-year Adjusted EBITDA1 growth is coupled with less than $150 million of expected Capital Expenditures. The future is certainly looking bright at Kinetik as we expand our system footprint, grow our volume base, and have continued commercial success.”

Kinetik remains highly focused on its capital allocation priorities and maximizing shareholder value. In the second quarter, the Company opportunistically repurchased $3.3 million of shares of Class A common stock under the previously announced $100 million Repurchase Program. Year to date, Kinetik has repurchased $5.8 million of shares, leaving $94.2 million of remaining authorized capacity for additional share repurchases that the Company may opportunistically execute at any time. The approximately 194,000 repurchased shares will partially offset issuances pursuant to the Company’s Dividend and Distribution Reinvestment Plan.
Financial
a.Achieved quarterly net income of $71.7 million and Adjusted EBITDA1 of $208.0 million.
b.Declared a dividend of $0.75 per share on July 20, 2023 for the quarter ended June 30, 2023, or $3.00 per share on an annualized basis. 117 million shares have elected to reinvest the second quarter dividend into newly issued shares of Class A common stock. As a result, $21.6 million of second quarter dividends will be paid in cash.2
c.Exited the second quarter with a Leverage Ratio1,3 per its Credit Agreement of 4.1x and a Net Debt to Adjusted EBITDA1,4 Ratio of 4.5x.
d.Achieved Kinetik’s 2022 Sustainability-Linked Financing Framework performance targets, resulting in a modest interest expense reduction at its Term Loan and Revolving Credit Facility beginning in July 2023.
e.Reduced remaining 2023 unhedged commodity-linked gross profit to approximately 5% and have hedged over 20% of its 2024 commodity-linked gross profit exposure.
Selected Key Metrics:

	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023

	(In thousands, except shares and ratios)
Net income including noncontrolling interest[5]	$71,668	$75,967
Adjusted EBITDA[1]	$207,985	$395,493
Distributable Cash Flow[1]	$144,007	$270,733
Dividend Coverage Ratio[1,6]	1.3x	1.2x
Free Cash Flow[1]	$(82,063)	$(56,216)
Leverage Ratio[1,3]		4.1x
Net Debt to Adjusted EBITDA Ratio[1,4]		4.5x
Common stock issued and outstanding[7]		146,062,510

	June 30, 2023	March 31, 2023

	(In thousands)
Net Debt[1,8]	$3,647,763	$3,535,016

Strategic
a.Executed a new gathering and processing agreement with a customer in Lea County, New Mexico supported by a minimum volume commitment, further expanding volumes on the previously announced New Mexico system expansion.
b.Executed four additional new gathering and processing agreements with producers around Kinetik’s Southern Delaware system, which adds incremental development activity in late 2023 and 2024.
c.Continue to evaluate potentially monetizing the Company’s stake in Gulf Coast Express pipeline.
Operational
a.Construction of Delaware Link, Kinetik’s 30-inch residue gas pipeline from its processing complexes to Waha with an initial throughput capacity of 1 Bcf/d, is on budget and ahead of schedule. The pipeline is expected to be mechanically complete in early September 2023 and reach full commercial in-service October 1, 2023.
b.Kinetik’s New Mexico system expansion into Lea County is on budget and expected in-service in the first quarter of 2024.
c.Progress continues on the PHP expansion of 550 MMcf/d of incremental capacity, increasing natural gas deliveries from the Permian to the U.S. Gulf Coast markets. The project is expected in-service in December 2023.
d.Published Kinetik’s 2022 Sustainability Report highlighting the Company’s progress towards advancing a safer, cleaner, and more reliable energy future.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Citi One-On-One Midstream / Energy Infrastructure Conference in Las Vegas on August 22nd - 23rd
b.Barclays CEO Energy - Power Conference in New York City on September 5th - 7th
c.NYSE Energy & Utilities Virtual Investor Access Day on September 12th
d.Raymond James Virtual Energy Day on September 19th
e.Pickering Energy Partners TE&M Fest in Austin on September 20th - 22nd
f.Wolfe Utilities, Midstream, & Clean Energy Conference in New York City on September 27th - 28th
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.
Conference Call and Webcast
Kinetik will host its second quarter 2023 results conference call on Tuesday, August 8, 2023 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time) to discuss second quarter results. To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
(713) 574-4743    Alex Durkee
Website: www.kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability initiatives, portfolio monetization opportunities, expansion projects and future operations, and financial guidance; the Company’s share repurchase program and the projected timing, purchase price and number of shares purchased under such program, if at all; projected dividend amounts and the timing thereof; the Company’s leverage and financial profile and its ability to improve its credit ratings. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in according with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release.

1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Dividends reinvested and dividends paid in cash as of August 4, 2023. Final numbers are subject to change.
3. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project and Acquisition EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, Delaware Link project, first quarter 2023 midstream infrastructure asset acquisition, and other qualified growth capital projects at the Midstream Logistics segment.
4. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
5. Net income including noncontrolling interest for the three and six months ended June 30, 2022 was $131.4 million and $152.8 million, respectively.
6. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.

7. Issued and outstanding shares of 146,062,510 is the sum of 51,973,472 shares of Class A common stock and 94,089,038 shares of Class C common stock.
8. Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents.

Notes Regarding Presentation of Financial Information
The following addresses the results of our operations for the three and six months ended June 30, 2023, as compared to our results of operations for the three and six months ended June 30, 2022. As the business combination between BCP Raptor Holdco, LP, Kinetik’s predecessor for accounting purposes (“BCP”) and Altus Midstream LP (“Altus”) (the “Transaction”) was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three and six months ended June 30, 2022 and Altus’ results of operations from February 22, 2022, the closing date of the Transaction, through June 30, 2022. Kinetik’s financial results on and after February 22, 2022 reflect the results of the combined company.
Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.
The Company completed a two-for-one Stock Split on June 8, 2022. All corresponding per-share and share amounts for periods prior to June 8, 2022 have been retroactively restated to reflect the two-for-one Stock Split.

KINETIK HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022(1)

	(In thousands, except per share data)
Operating revenues:
Service revenue	$102,551	$102,080	$205,976	$182,525
Product revenue	191,430	229,651	365,254	404,579
Other revenue	2,222	3,841	6,013	5,717
Total operating revenues	296,203	335,572	577,243	592,821
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)	110,467	152,714	226,344	272,989
Operating expenses	39,906	35,280	75,879	65,151
Ad valorem taxes	3,889	5,880	9,347	10,033
General and administrative expenses	22,869	25,960	50,380	48,712
Depreciation and amortization expenses	69,482	66,581	138,336	127,604
Loss on disposal of assets	12,137	8,546	12,239	8,656
Total operating costs and expenses	258,750	294,961	512,525	533,145
Operating income	37,453	40,611	64,718	59,676
Other income (expense):
Interest and other income	1,042	—	1,336	250
Gain on redemption of mandatorily redeemable Preferred Units	—	5,087	—	9,580
Loss on debt extinguishment	—	(27,975)	—	(27,975)
Gain on embedded derivative	—	91,448	—	88,562
Interest expense	(16,126)	(25,347)	(85,434)	(52,121)
Equity in earnings of unconsolidated affiliates	49,610	47,786	96,074	75,703
Total other income, net	34,526	90,999	11,976	93,999
Income before income taxes	71,979	131,610	76,694	153,675
Income tax expense	311	162	727	838
Net income including noncontrolling interest	71,668	131,448	75,967	152,837
Net income attributable to Preferred Unit limited partners	—	109,502	—	114,495
Net income attributable to common shareholders	71,668	21,946	75,967	38,342
Net income attributable to Common Unit limited partners	46,654	15,508	49,517	28,039
Net income attributable to Class A Common Stock Shareholders	$25,014	$6,438	$26,450	$10,303

Net income attributable to Class A Common Shareholders per share
Basic	$0.41	$0.06	$0.36	$0.16
Diluted	$0.41	$0.06	$0.36	$0.16

Weighted-average shares(2)
Basic	50,553	39,297	48,980	38,766
Diluted	50,625	39,329	49,220	38,796
(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022. Refer to Note 1 – Description of the Organization and Summary of Significant accounting Policies in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on August 8, 2023 for further information.
(2) Share amounts have been retroactively restated to reflect the Company’s two-for-one stock split, which was effected on June 8, 2022. Refer to Note 10 – Equity and Warrants in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on August 8, 2023 for further information.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022(1)	2023	2022(1)

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest	$71,668	$131,448	$75,967	$152,837
Add back:
Interest expense	16,126	25,347	85,434	52,121
Income tax expense	311	162	727	838
Depreciation and amortization	69,482	66,581	138,336	127,604
Amortization of contract costs	1,655	448	3,310	896
Proportionate EMI EBITDA	74,481	71,340	146,348	112,081
Share-based compensation	13,299	12,173	30,839	18,304
Loss on disposal of assets	12,137	8,546	12,239	8,656
Loss on debt extinguishment	—	27,975	—	27,975
Integration Costs	41	5,286	953	11,438
Transaction Costs	2	674	270	6,350
Other one-time cost or amortization	1,104	2,259	4,864	3,454
Deduct:
Unrealized gain on derivatives	2,678	—	7,643	—
Warrant valuation adjustment	33	—	77	—
Gain on redemption of mandatorily redeemable Preferred Units	—	5,087	—	9,580
Gain on embedded derivative	—	91,448	—	88,562
Equity income from EMI's	49,610	47,786	96,074	75,703
Adjusted EBITDA(2) (non-GAAP)	$207,985	$207,918	$395,493	$348,709

Distributable Cash Flow (3)
Adjusted EBITDA (non-GAAP)	$207,985	$207,918	$395,493	$348,709
Proportionate EMI EBITDA	(74,481)	(71,340)	(146,348)	(112,081)
Cash distributions received from EMI's (operating)	68,466	69,471	136,230	117,544
Interest expense	(16,126)	(25,347)	(85,434)	(52,121)
Unrealized gain on interest rate derivatives	(36,835)	—	(19,646)	—
Maintenance capital expenditures	(5,002)	(1,856)	(9,562)	(3,439)
Distributions paid to preferred unit limited partners	—	(8,787)	—	(8,787)
Distributable cash flow (non-GAAP)	$144,007	$170,059	$270,733	$289,825

Free Cash Flow (4)
Distributable cash flow (non-GAAP)	$144,007	$170,059	$270,733	$289,825
Cash interest adjustment	(35,705)	(1,827)	(20,331)	(854)
Growth capital expenditures	(100,505)	(45,296)	(164,562)	(76,506)
Investments in EMI's	(96,063)	(2,675)	(154,721)	(2,675)
Cash distributions received from EMI's (investing)	—	—	5,793	—
Contributions in aid of construction	6,203	6,786	6,872	11,592
Free cash flow (non-GAAP)	$(82,063)	$127,047	$(56,216)	$221,382

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Six Months Ended June 30,
	2023	2022

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$231,047	$268,918
Net changes in operating assets and liabilities	47,040	14,498
Interest expense	85,434	52,121
Amortization of deferred financing costs	(3,055)	(6,538)
Contingent liabilities remeasurement	—	839
Current income tax expense	124	225
Cash distributions received from EMI's	(136,230)	(117,544)
Proportionate EMI EBITDA	146,348	112,081
Derivative fair value adjustment and settlement	26,341	2,867
Unrealized gain on derivatives	(7,643)	—
Integration Costs	953	11,438
Transaction Costs	270	6,350
Other one-time cost or amortization	4,864	3,454
Adjusted EBITDA(2) (non-GAAP)	$395,493	$348,709

Distributable Cash Flow(3)
Adjusted EBITDA (non-GAAP)	$395,493	$348,709
Proportionate EMI EBITDA	(146,348)	(112,081)
Cash distributions received from EMI's (operating)	136,230	117,544
Interest expense	(85,434)	(52,121)
Unrealized gain on interest rate derivatives	(19,646)	—
Maintenance capital expenditures	(9,562)	(3,439)
Distributions paid to preferred unit limited partners	—	(8,787)
Distributable cash flow (non-GAAP)	$270,733	$289,825

Free Cash Flow(4)
Distributable cash flow (non-GAAP)	$270,733	$289,825
Cash interest adjustment	(20,331)	(854)
Growth capital expenditures	(164,562)	(76,506)
Investments in EMI's	(154,721)	(2,675)
Cash distributions received from EMI's (investing)	5,793	—
Contributions in aid of construction	6,872	11,592
Free cash flow (non-GAAP)	$(56,216)	$221,382

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	June 30,	March 31,
	2023	2023

	(In thousands)
Net Debt(5)
Current portion of long-term debt, net	$—	$—
Long-term debt, net	3,625,799	3,511,648
Plus: Debt issuance costs, net	24,201	25,352
Total long-term debt	3,650,000	3,537,000
Less: Cash and cash equivalents	2,237	1,984
Net debt (non-GAAP)	$3,647,763	$3,535,016

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.
(2) Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP.
(3) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from our equity method investments, operating cash distributions received from our equity method investments, interest expense, net of amounts capitalized, distributions to preferred unitholders and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(4) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in EMI’s, investing cash distributions received from our equity method investments, cash interest and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(5) Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.